Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-159032 and 333-165165) and on Forms S-8 (Nos. 333-89631, 333-91985, 333-37624, 333-37626, 333-115573, 333-127665, 333-127659, 333-147933, 333-150698, 333-157779, 333-166731, 333-173947) of Home Properties, Inc. of our report dated February 27, 2012 relating to the consolidated financial statements , financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

February 27, 2012